Exhibit 99.4 Barrister Financial Stmts

   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

of CoJax Oil & Gas Corporation

Opinion on the Financial Statements

We have audited the accompanying combined statements of oil and natural gas sales and direct operating costs of the oil and natural gas properties for Nall 16-6 #3, Nall 16-6 #1, and Nettles 9-12 #1 ("Barrister Properties") acquired from Barrister Energy, LLC. ("Barrister") by CoJax Oil & Gas Corporation for the years ended December 31, 2019, and 2018 (the "financial statements"). In our opinion, the combined financial statements of the Barrister Properties acquired by CoJax Oil & Gas Corporation referred to above present fairly, in all material respects, the oil and natural gas sales and direct operating costs of the Barrister properties for the year ended December 31, 2019, and 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB). We are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. CoJax Oil & Gas Corporation was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting for the Excel Field properties acquired. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements of the Barrister properties acquired by CoJax Oil & Gas Corporation referred to above present fairly, in all material respects, the oil and natural gas sales and direct operating costs of the Barrister properties for the year ended December 31, 2019, and 2018, in conformity with U.S. generally accepted accounting principles.

As described in the unaudited pro forma financial information, the financial statements are not a complete presentation of the operations of the Barrister properties acquired.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

May 22, 2020

We have served as the Company's auditor since 2018

Exhibit 99.4 Barrister Financial Stmts

Barrister Energy, LLC
COMBINED STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

For the Years Ended December 31,	2019	2018

Oil and Gas Revenues	$63,534	$160,492

Direct Operating Costs
Oil and gas production costs	45,216	146,119
Oil and gas production taxes	3,050	7,704

Total Direct Operating Costs	48,266	153,823

Direct Operating Income	$15,268	$6,669

For the Three Months Ended March 31,	2020	2019

Oil and Gas Revenues	$6,699	$33,419

Direct Operating Costs
Oil and gas production costs	-	2,443
Oil and gas production taxes	322	1,604

Total Direct Operating Costs	322	4,047

Direct Operating Income	$6,377	$29,372

Basis of Presentation – The accompanying financial statement presents only the oil and gas revenues and direct operating costs of Nall 16-6 #3, Nall 16-6 #1, and Nettles 9-12 #1 (Barrister Properties).

Oil and gas revenues are recognized when sold and delivered to third parties. Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired. Direct operating expenses exclude costs associated with acquisition, exploration, and development of oil and gas properties, geological and geophysical expenditures, and costs of drilling and equipping productive and non-productive wells. Depreciation and amortization of the oil and gas property interest, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit (loss) because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the mineral leases acquired.

Exhibit 99.4 Barrister Financial Stmts

Barrister Energy, LLC ACQUISITION

SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES

(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow relate only to the properties being acquired from Barrister Energy, LLC. They are estimates only and do not purport to reflect realizable values or fair market values. Reserve estimates are inherently imprecise, and estimates of discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and methods.

	For the Year Ended
	December 31, 2019
	Oil	Gas
	(Barrels)	(MCF)
Proved Developed and Undeveloped Reserves
Beginning of year	3,107,053	-
Production	(1,397)	-

End of Year	3,105,656	-

Proved Developed Reserve at End of Year	127,520	-

Proved Undeveloped Reserves associated with the properties are still being evaluated. All disclosures contained herein are only the Proved Developed Reserves associated with the properties.

Standardized Measure of Discounted Future Net Cash Flows. The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less the tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2019
Future cash inflows	$147,351,333
Future production costs	(13,740,520)
Future development costs	(9,000,000)
Future income taxes	(26,168,271)
Future net cash flows	98,442,542
10% annual discount for estimated timing of cash flows	(62,486,973)

Standardized Measure of Discounted Future Net Cash Flows	$35,955,569

Exhibit 99.4 Barrister Financial Stmts

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Year Ended December 31,	2019
Beginning of the year	$35,291,986
Development costs incurred during the year	-
Sales of oil and gas produced, net of production costs	(4,379)
Accretion of discount	3,617,202
Net changes in prices and production costs	(2,949,240)
Net changes in estimated future development costs	-
Net changes in the timing of cash flows	-
Net change in income taxes	-

Standardized Measure of Discounted Future Net Cash Flows	$35,955,569

The prices used were determined using an unweighted arithmetic average of the first-day-of-the month prices for the calendar year 2019, adjusted for location and quality differentials. This determination resulted in prices of $62.63 per barrel of oil and $0.00 per MCF of gas.